Exhibit 99.1
Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Karin Taylor, (408) 772-8279
karin.h.taylor@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER 2026 FINANCIAL RESULTS
Fiscal Q2 2026 Highlights
▪Revenue of $2.83 billion
▪GAAP gross margin of 41.6%; non-GAAP gross margin of 42.2%
▪GAAP diluted earnings per share (EPS) of $2.60; non-GAAP diluted EPS of $3.11
▪Cash flow from operations of $723 million and free cash flow of $607 million
▪Declared cash dividend of $0.74 per share

Singapore – January 28, 2026 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”), a leading innovator of mass-capacity data storage, today reported financial results for its fiscal second quarter ended January 2, 2026.

“Seagate’s December quarter results exceeded our expectations on both the top and bottom line, setting new records for gross margin, operating margin, and non-GAAP EPS. This performance highlights our team’s strong operational execution, the durability of data center demand, and the ongoing ramp of our HAMR-based Mozaic products,” said Dave Mosley, Seagate’s chair and chief executive officer.
“As AI applications amplify the creation and economic value of data, modern data centers increasingly need storage solutions that combine performance and cost-efficiency at exabyte-scale. Our areal-density-driven product roadmap positions us to meet the evolving storage requirements and exabyte demand growth, while creating significant value for our customers and shareholders for years to come,” Mosley concluded.
Quarterly Financial Results

	GAAP		Non-GAAP
	FQ2 2026	FQ2 2025	FQ2 2026	FQ2 2025
Revenue ($M)	$2,825	$2,325	$2,825	$2,325
Gross Margin	41.6%	34.9%	42.2%	35.5%
Operating Margin	29.8%	21.0%	31.9%	23.1%
Net Income ($M)	$593	$336	$702	$433
Diluted Earnings Per Share	$2.60	$1.55	$3.11	$2.03
For definitions and a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.
During the fiscal second quarter, the Company generated $723 million in cash flow from operations and $607 million in free cash flow. Seagate’s balance sheet remains healthy, and during the fiscal second quarter, the Company retired $500 million Exchangeable Senior Notes due 2028 and paid cash dividends of $154 million. As of the end of the quarter, cash and cash equivalents totaled $1.0 billion, and there were 218 million ordinary shares issued and outstanding.
Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.74 per share, which will be payable on April 8, 2026 to shareholders of record as of the close of business on March 25, 2026. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Business Outlook
The business outlook for the fiscal third quarter 2026 is based on our current assumptions and expectations; actual results may differ materially as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal third quarter 2026:
•Revenue of $2.90 billion, plus or minus $100 million
•Non-GAAP diluted EPS of $3.40, plus or minus $0.20

Our fiscal third quarter guidance includes:
•The estimated net dilutive impact from the Exchangeable Senior Notes due 2028; and
•Minimal expected impact from global tariff policies announced as of the date of this release.

Guidance regarding non-GAAP diluted EPS excludes known pre-tax charges related to estimated share-based compensation expenses of $0.23 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal third quarter 2026 to the most directly comparable GAAP measure, other than estimated share-based compensation expenses, because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, net (gain) loss from debt transactions, strategic investment losses (gains) or impairment charges, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available but may be material to future results. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast at 2:00 PM PT / 5:00 PM ET on January 27, 2026 that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate
Seagate Technology is a leading innovator of mass-capacity data storage. We create breakthrough technology so you can confidently store your data and easily unlock its value. Founded over 45 years ago, Seagate has shipped over four billion terabytes of data capacity and offers a full portfolio of storage devices, systems, and services from edge to cloud. To learn more about how Seagate leads storage innovation, visit www.seagate.com and our blog, or follow us on X, Facebook, LinkedIn, and YouTube.

© 2026 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements
This press release and our other communications regarding our quarterly financial results contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, programs, strategies, prospects, and opportunities; financial outlook for future periods, including the fiscal third quarter 2026; expectations regarding our ability to service debt and continue to generate free cash flow; expectations regarding our ability to make timely quarterly payments under the settlement agreement with the U.S. Department of Commerce’s Bureau of Industry and Security; expectations regarding logistical, macroeconomic, or other factors affecting the Company, including uncertainty related to tariffs, trade restrictions, or evolving global trade policy; expectations regarding market demand for the Company’s products, our visibility into such demand and our ability to optimize our level of production and meet market and industry expectations and the effects of these future trends on Company’s financial and operational performance, including our ability to deliver profitable growth; anticipated shifts in technology and storage industry trends, and anticipated demand and performance of new storage product introductions, including HAMR-based Mozaic products; our ability to successfully integrate acquisitions with our existing business; and expectations regarding the Company’s business strategy and performance, as well as dividend issuance plans for the fiscal quarter ending April 3, 2026 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	January 2, 2026	June 27, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,046	$891
Accounts receivable, net	1,246	959
Inventories, net	1,498	1,440
Other current assets	419	363
Total current assets	4,209	3,653
Property, equipment and leasehold improvements, net	1,771	1,657
Goodwill	1,221	1,221
Deferred income taxes	1,088	1,066
Other assets, net	419	426
Total Assets	$8,708	$8,023
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,771	$1,604
Accrued employee compensation	253	352
Accrued warranty	66	60
Current portion of long-term debt	998	—
Accrued expenses	673	632
Total current liabilities	3,761	2,648
Long-term accrued warranty	94	77
Other non-current liabilities	893	756
Long-term debt, less current portion	3,501	4,995
Total Liabilities	8,249	8,476
Total Shareholders’ Equity (Deficit)	459	(453)
Total Liabilities and Shareholders’ Equity (Deficit)	$8,708	$8,023

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	January 2, 2026	December 27, 2024	January 2, 2026	December 27, 2024
Revenue	$2,825	$2,325	$5,454	$4,493

Cost of revenue	1,649	1,513	3,241	2,967
Product development	187	184	373	365
Marketing and administrative	143	139	287	268
Restructuring and other, net	3	1	16	2
Total operating expenses	1,982	1,837	3,917	3,602

Income from operations	843	488	1,537	891

Interest income	7	8	14	15
Interest expense	(72)	(84)	(152)	(169)
Net loss from debt transactions	(66)	—	(72)	—
Other, net	(5)	(62)	(6)	(71)
Other expense, net	(136)	(138)	(216)	(225)

Income before income taxes	707	350	1,321	666
Provision for income taxes	114	14	179	25
Net income	$593	$336	$1,142	$641

Net income per share:
Basic	$2.75	$1.58	$5.31	$3.04
Diluted	$2.60	$1.55	$5.03	$2.95
Number of shares used in per share calculations:
Basic	216	212	215	211
Diluted	228	217	227	217

Cash dividends declared per ordinary share	$0.74	$0.72	$1.46	$1.42

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	For the Six Months Ended
	January 2, 2026	December 27, 2024
OPERATING ACTIVITIES
Net income	$1,142	$641
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	140	127
Share-based compensation	105	87
Net loss from debt transactions	72	—
Deferred income taxes	(22)	5
Other non-cash operating activities, net	29	96
Changes in operating assets and liabilities:
Accounts receivable, net	(287)	(158)
Inventories, net	(58)	(234)
Accounts payable	162	(190)
Accrued employee compensation	(108)	85
BIS settlement penalty	(30)	(30)
Accrued expenses, income taxes and warranty	197	(42)
Other assets and liabilities	(87)	(71)
Net cash provided by operating activities	1,255	316
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(221)	(139)
Proceeds from the sale of assets	—	1
Proceeds from business divestiture	15	—
Net cash used in investing activities	(206)	(138)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(500)	—
Dividends to shareholders	(307)	(295)
Taxes paid related to net share settlement of equity awards	(70)	(35)
Repurchases of ordinary shares	(29)	—
Proceeds from issuance of ordinary shares under employee stock plans	27	32
Other financing activities, net	(15)	—
Net cash used in financing activities	(894)	(298)
Increase (decrease) in cash, cash equivalents and restricted cash	155	(120)
Cash, cash equivalents and restricted cash at the beginning of the period	893	1,360
Cash, cash equivalents and restricted cash at the end of the period	$1,048	$1,240

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, free cash flow, EBITDA, adjusted EBITDA and last twelve months adjusted EBITDA, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are used by management to evaluate the business and provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that the Company believes are not part of the Company's ongoing operations and not indicative of its core operating results.
These non-GAAP financial measures are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	January 2, 2026	December 27, 2024	January 2, 2026	December 27, 2024
GAAP Gross Profit	$1,176	$812	$2,213	$1,526
Amortization of acquired intangible assets	2	—	5	—
Purchase order cancellation fees	—	—	—	(1)
Share-based compensation	13	13	27	23
Non-GAAP Gross Profit	$1,191	$825	$2,245	$1,548

GAAP Gross Margin	41.6%	34.9%	40.6%	34.0%
Non-GAAP Gross Margin	42.2%	35.5%	41.2%	34.5%

GAAP Operating Expenses	$333	$324	$676	$635
Acquisition-related charges	—	—	(1)	—
Restructuring and other, net	(3)	(1)	(16)	(2)
Share-based compensation	(40)	(36)	(78)	(64)
Other charges	—	—	—	(1)
Non-GAAP Operating Expenses	$290	$287	$581	$568

GAAP Income From Operations	$843	$488	$1,537	$891
Acquisition-related charges	—	—	1	—
Amortization of acquired intangible assets	2	—	5	—
Purchase order cancellation fees	—	—	—	(1)
Restructuring and other, net	3	1	16	2
Share-based compensation	53	49	105	87
Other charges	—	—	—	1
Non-GAAP Income From Operations	$901	$538	$1,664	$980

GAAP Operating Margin	29.8%	21.0%	28.2%	19.8%
Non-GAAP Operating Margin	31.9%	23.1%	30.5%	21.8%

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	January 2, 2026	December 27, 2024	January 2, 2026	December 27, 2024
GAAP Net Income	$593	$336	$1,142	$641
Acquisition-related charges	—	—	1	—
Amortization of acquired intangible assets	2	—	5	—
Net loss from debt transactions	66	—	72	—
Purchase order cancellation fees	—	—	—	(1)
Restructuring and other, net	3	1	16	2
Share-based compensation	53	49	105	87
Strategic investment losses or impairment charges	—	52	—	53
Other charges	—	—	—	1
Income tax adjustments	(15)	(5)	(56)	(13)
Non-GAAP Net Income	$702	$433	$1,285	$770

GAAP Diluted Net Income Per Share	$2.60	$1.55	$5.03	$2.95
Acquisition-related charges	—	—	—	—
Amortization of acquired intangible assets	0.01	—	0.02	—
Net loss from debt transactions	0.29	—	0.32	—
Purchase order cancellation fees	—	—	—	—
Restructuring and other, net	0.01	—	0.07	0.01
Share-based compensation	0.23	0.23	0.46	0.40
Strategic investment losses or impairment charges	—	0.24	—	0.24
Other charges	—	—	—	—
Income tax adjustments	(0.07)	(0.02)	(0.25)	(0.06)
Non-GAAP diluted share count adjustments[1]	0.04	0.03	0.06	0.08
Non-GAAP Diluted Net Income Per Share[1]	$3.11	$2.03	$5.71	$3.62

Shares Used In Diluted Net Income Per Share Calculation
GAAP	228	217	227	217
Non-GAAP diluted share count adjustments[1]	(2)	(4)	(2)	(4)
Non-GAAP	226	213	225	213

GAAP Net Cash Provided by Operating Activities	$723	$221	$1,255	$316
Acquisition of property, equipment and leasehold improvements	(116)	(71)	(221)	(139)
Free Cash Flow	$607	$150	$1,034	$177

1 For the three and six months ended January 2, 2026, and the three and six months ended December 27, 2024, using the if-converted method, approximately 8 million, 9 million, 4 million and 4 million shares, respectively, are issuable upon conversion of our 2028 exchangeable senior notes. These dilutive effects are expected to be offset partially or in full by the capped call transactions and are excluded from non-GAAP shares used in diluted net income per share calculation.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions)
(Unaudited)

	For the Three Months Ended
	January 2, 2026	October 3, 2025	June 27, 2025	March 28, 2025	Last Twelve Months
GAAP Net Income	$593	$549	$488	$340	$1,970
Depreciation and amortization	68	72	61	63	264
Interest expense	72	80	75	77	304
Interest income	(7)	(7)	(6)	(4)	(24)
Income tax expense	114	65	4	15	198
Non-GAAP EBITDA	840	759	622	491	2,712

Acquisition-related charges	—	1	2	5	8
Net gain from business divestiture	—	—	—	(8)	(8)
Net loss from debt transactions	66	6	3	4	79
Purchase order cancellation fees	—	—	(5)	(3)	(8)
Restructuring and other, net	3	13	16	20	52
Share-based compensation	53	52	59	54	218
Non-GAAP Adjusted EBITDA	$962	$831	$697	$563	$3,053

The Company’s Non-GAAP measures are adjusted for the following items:
Acquisition-related charges
Acquisition-related charges are primarily related to transaction and integration costs. These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency, and they are not normal operating expenses or indicative of the Company's operating performance. Exclusion of these amounts provides a supplemental view of the Company's operating performance to investors to enable them to evaluate the Company's current operating performance compared to the past periods' operating performance.
Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, the Company excludes these amounts to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods' operating performance.
Net gain from business divestiture
From time to time, the Company records net gains from the sale of businesses. These net gains are excluded in the non-GAAP measures because they are not indicative of the Company's operating performance. The Company excludes these amounts to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods' operating performance.
Net gain/loss from debt transactions
From time to time, the Company incurs gains, losses and fees from the early redemption and repurchase of certain long-term debt instruments and termination of related interest rate swap agreements. The amount of these charges may be inconsistent in size and varies depending on the timing of the early redemption of debt and/or termination of interest rate swap. The Company does not believe these are part of its normal operating performance. Exclusion of these amounts provides a supplemental view of the Company's operating performance to investors to enable them to evaluate the Company's current operating performance compared to the past periods' operating performance.
Purchase order cancellation fees
Purchase order cancellation fees are the costs incurred to cancel certain purchase commitments made with the Company's suppliers for component and equipment purchases that will not be received due to change in forecasted demand. These charges and subsequent credits received are inconsistent in amount and frequency. The Company does not believe these are part of its normal operating expenses. Exclusion of these amounts provides a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities, inventory write down related to discontinued product lines and other related costs, as well as charges or gains from sale of properties. These costs or benefits do not reflect the Company’s normal or ongoing operating performance and consequently the Company excludes these expenses to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.
Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.
Strategic investment gains, losses and impairment charges
From time to time, the Company incurs gains, losses or impairment charges from strategic investments that are measured and accounted at fair value, under the equity method of accounting, as available-for-sale debt securities or adjust for downward or upward adjustments to the carrying value under the measurement alternative if an impairment or observable price adjustment is recognized in the current period that are not considered normal operating expenses or gains. The resulting expense, gain or impairment loss is inconsistent in amount and frequency and the Company excludes these amounts to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.

Other charges
The other charges primarily include IT transformation costs. These charges are inconsistent in amount and frequency and are excluded to provide a supplemental view to investors to evaluate the Company's current operating performance compared to past periods’ operating performance.
Income tax adjustments
Seagate utilizes a projected annual non-GAAP income tax rate to determine its non-GAAP income taxes. The annual non-GAAP tax rate is based on considerations such as its current tax structure, projected tax positions and impacts from key legislation implemented in various jurisdictions but excludes the tax effects of pre-tax non-GAAP adjustments and other significant non-recurring income tax items. The Company believes applying the non-GAAP tax rate provides consistency across the interim reporting periods and reduces the effects of items not directly related to its operating structure that can vary in size and frequency. The non-GAAP income tax rate could be subject to change for a variety of reasons, including significant changes in tax laws. The Company will re-evaluate periodically its non-GAAP tax rate and may adjust as appropriate. For fiscal year 2026, the Company uses a projected non-GAAP income tax rate of 15.5%.
Non-GAAP diluted share count adjustments
Using the if-converted method, diluted net income per share is calculated assuming that the excess value above the principal of the 2028 exchangeable notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. Non-GAAP shares used in diluted net income per share calculation excluded certain dilutive shares, which are expected to be offset partially or in full by the capped call transactions entered by the Company in conjunction with our 2028 exchangeable senior notes in order to reduce the potential dilution to the Company’s ordinary shares upon the conversion.
Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.
EBITDA, adjusted EBITDA and last twelve months (LTM) adjusted EBITDA
EBITDA is defined as net income (loss) before income tax expense, interest expense, interest income, depreciation and amortization. Adjusted EBITDA excludes certain expenses, gains and losses that the Company believes are not indicative of its core operating results. These adjustments primarily include impairment and other charges related to cost saving efforts, net loss (gain) from debt transactions, net gain from termination of interest rate swap, net gain from business divestiture, purchase order cancellation fees, restructuring and other, net, share-based compensation, strategic investment losses or impairment charges, other extraordinary charges such as factory underutilization charges. LTM adjusted EBITDA is defined as the total of last twelve months adjusted EBITDA. These non-GAAP financial measures are used by management to evaluate the Company’s debt portfolio and structure to comply with its financial debt covenants.